Exhibit 10.2

Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 9, 2025, is entered into among AUTHENTIC BRANDS LLC, a Delaware limited liability company (“Parent”), BLACK RIFLE COFFEE COMPANY LLC, a Delaware limited liability company (“BRCC”), GOOD BEANS LLC, a Delaware limited liability company (“Good Beans”), FREE RANGE AMERICAN MEDIA COMPANY LLC, a Delaware limited liability company (“Free Range”), SIGNAL MOUNTAIN MEDIA WORKS LLC, a Texas limited liability company (“Signal Mountain”), 1144 SLC LLC, a Delaware limited liability company (“1144 SLC”), BRCC OPERATING COMPANY LLC, a Delaware limited liability company (“BRCC Operating”), SPENCER 355 LLC, a Delaware limited liability company (“Spencer 355”), 621 MANCHESTER LLC, a Delaware limited liability company (“621 Manchester”), BRCC GC LLC, a Utah limited liability company (“BRCC GC”), Grounds and Hounds Coffee Company LLC, a Delaware limited liability company (“Grounds and Hounds”), Independent Coffee Solutions LLC, a Delaware limited liability company (“Independent Coffee”), and BRCC Copperfield LLC, a Delaware limited liability company (“BRCC Copperfield”, together with Parent, BRCC, Good Beans, Free Range, Signal Mountain, 1144 SLC, BRCC Operating, Spencer 355, 621 Manchester, BRCC GC, Grounds and Hounds, and Independent Coffee, collectively, the “Borrowers” and each individually a “Borrower”), the Lenders party hereto, and PNC BANK, NATIONAL ASSOCIATION (“PNC”), in its capacity as administrative agent for the Lenders (PNC in such capacity, together with its successors and permitted assigns, the “Agent”). Terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A.The Lenders, Agent and Borrowers have previously entered into that certain Credit Agreement, dated as of August 10, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.

B.The Borrowers have requested that Agent and the Lenders amend the Credit Agreement, and the Lenders and Agent are willing to do so on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Amendment of Credit Agreement. On the Effective Date (defined below) and subject to the terms and conditions set forth herein, the Credit Agreement shall be amended as follows:

(a)    The defined term “Fourth Amendment Effective Date” shall be added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order as follows:

“Fourth Amendment Effective Date” means June 9, 2025.

(b)    Clause (b)(v) of the definition of “Consolidated EBITDA” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(v) any extraordinary (as such term was defined under GAAP prior to giving effect to FASB 2015-01), nonrecurring or unusual costs, charges, expense or losses (including litigation and settlement costs and expenses) that are reasonably identifiable and factually supportable in Borrower’s good faith judgment, in each case so long as Agent shall have received reasonable supporting detail for such amounts in form and substance reasonably acceptable to Agent; subject to a cap, not to exceed, together with any amounts added back pursuant to clauses (b)(ix), and (b)(xv) hereof, (A) for the Testing Period ending on or after June 30, 2025 through and including the Testing Period ending March 31, 2026, $12,000,000 in the aggregate and (B) for any Testing Period not described in the immediately preceding subclause (A), the greater of $5,000,000 and 20.0% of Consolidated EBITDA before giving effect to such cap (the “Shared Cap”);

(c)     Clause (l) of Section 8.6 of the Credit Agreement shall be amended and restated in its entirety as follows:

(l)     Cash Flow and Liquidity.

(i) After the Fourth Amendment Effective Date, simultaneously with the delivery of the financial statements of the Tested Companies required by this Section 8.6(c), (A) a calculation of Liquidity as of the last day of each week in such Fiscal Month, (B) a 13-week cash flow forecast, which shall depict, on a weekly basis, projected cash revenues, expenses and net cash flows of the Tested Companies (the “13-Week Cash Flow”), and (C) a comparison of the Liquidity calculation against the 13-Week Cash Flow most recently delivered pursuant to this clause (l)(i), each in form and substance reasonably satisfactory to the Administrative Agent.

(ii) After the Fourth Amendment Effective Date, if Liquidity is less than $12,500,000 as of the last day of any week, on Thursday of the immediately following week and each week thereafter until Liquidity for each day in the prior week is greater than $12,500,000, (A) a calculation of Liquidity as of the last day of the preceding week, (B) a 13-Week Cash Flow, and (C) a comparison of the Liquidity calculation against the 13-Week Cash Flow most recently delivered pursuant to this clause (l)(ii), each in form and substance reasonably satisfactory to Administrative Agent.

2.    Effectiveness of this Amendment. This Amendment shall become effective on the date the following conditions are satisfied, each in form and substance acceptable to Agent (such date, the “Effective Date”):

(a)    Agent shall have received this Amendment duly executed and delivered by the Borrowers, the Lenders party hereto and Agent;

(b)    Agent shall have received an amendment fee pursuant to that certain Fourth Amendment Fee Letter (the “Amendment Fee”), which Amendment Fee shall be fully earned, non-refundable and payable in full on the Effective Date;

(c)    no Default or Event of Default shall exist at the time of, or immediately result from, the consummation of this Amendment; and

(d)    the representations and warranties of each Credit Party in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects on the date of, and after giving effect to, this Amendment (provided that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to such qualification) in all respects on such effective date), except for those representations and warranties that expressly relate to an earlier date, in which case, they shall have been true and correct in all material respects as of such date.

3.    Representations and Warranties. Each Credit Party represents and warrants as follows:

(a)     Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by each Credit Party of this Amendment (and the Credit Agreement, as amended hereby, to which it is a party), and the performance of its obligations hereunder (and under the Credit Agreement, as amended hereby), are within its corporate, company or partnership powers, have been duly authorized by all necessary corporate, company or partnership action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of Applicable Laws or of its charter or bylaws or other constitutive documents or of any material agreement, or any judgment, injunction, order, decree or other instrument binding upon such Credit Party or result in the creation or imposition of any Lien on any asset of such Credit Party.

(b)     Enforceability. This Amendment has been duly executed and delivered by each Credit Party. This Amendment, the Credit Agreement (as amended hereby) and each other Loan Document is the legal, valid and binding obligation of each applicable Credit Party that is a party hereto or thereto, enforceable against each such Credit Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, and is in full force and effect against each such Credit Party.

(c)    Representations and Warranties. The representations and warranties of each Credit Party in this Amendment and the other Loan Documents are true and correct in all material respects on the date of, and after giving effect to, this Amendment (provided that any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to such qualification) in all respects on such effective date), except for those representations and warranties that expressly relate to an earlier date, in which case, they shall have been true and correct in all material respects as of such date.

(c)    No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default as of the Effective Date.

4.    GOVERNING LAW; Jurisdiction, Consent to Service of Process.
(a)    THIS AMENDMENT AND ALL MATTERS RELATING HERETO OR ARISING HEREFROM (WHETHER ARISING UNDER CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)    Sections 15.16 (Submission to Jurisdiction) and 15.17 (15.17 Waivers; Limitation on Damages; Limitation on Liability) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

5.    Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which when taken together, shall constitute one and the same instrument. Delivery by one or more parties hereto of an executed counterpart of this Amendment via facsimile, telecopy or other electronic method of transmission pursuant to which the signature of such party can be seen or presumed sent (including Adobe Corporation’s Portable Document Format or PDF) shall have the same force and effect as the delivery of an original manually executed counterpart of this Amendment or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6.    Reference to and Effect on the other Loan Documents.

(a)    Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)    Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Credit Parties to Agent and the Lenders, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally.

(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent and/or the Lenders under the Credit Agreement or any of the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the other Loan Documents.

(d)    To the extent that any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

7.    Ratification. Each Credit Party hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the other Loan Documents effective as of the date hereof.

8.    Integration. This Amendment, together with the Credit Agreement and the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

9.    Severability. If any part of this Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:     AUTHENTIC BRANDS LLC

By: /s/ Robert Lee________________
Name: Robert Lee
Title: Vice President, Finance

BLACK RIFLE COFFEE COMPANY LLC
GOOD BEANS LLC
BRCC GC LLC
FREE RANGE AMERICAN MEDIA COMPANY LLC
SIGNAL MOUNTAIN MEDIA WORKS LLC
1144 SLC LLC
BRCC OPERATING COMPANY LLC
SPENCER 355 LLC
621 MANCHESTER LLC
GROUNDS AND HOUNDS COFFEE COMPANY LLC
INDEPENDENT COFFEE SOLUTIONS LLC
BRCC COPPERFIELD LLC

By: /s/ Robert Lee________________
Name: Robert Lee
Title: Vice President, Finance

Signature Page to Fourth Amendment to Credit Agreement

AGENT AND LENDER: PNC BANK, NATIONAL ASSOCIATION

By: /s/ Jeffrey A Kessler___________
Name: Jeffrey A. Kessler
Title: Senior Vice President

Signature Page to Fourth Amendment to Credit Agreement